Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

FIEE, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.01 per share	Rules 457(c) and 457(h)	1,394,230(1)(2)	$2.69(3)	$3,750,478.70(3)	0.0001381	$517.94
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—
	Total Offering Amounts					$3,750,478.70		$517.94
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fees Due							$517.94

(1)	Amount to be registered consists of (i) 1,394,230 shares of the registrant’s common stock, par value $0.01 per share (“Common Stock”) issuable under the FiEE, Inc. 2025 Equity Incentive Plan (the “2025 Plan”) and (ii) such additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the 2025 Plan.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may be offered or issued under the Plan as a result of stock splits, stock dividends or similar transactions.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share is calculated on the basis of $2.69, the average of the high and low price of the Common Stock as reported on the Nasdaq Stock Market on December 22, 2025, which is within five business days prior to filing of this Registration Statement.